CSFB

           CREDIT SUISSE FIRST BOSTON

HOME EQUITY ASSET TRUST 2004-2

DERIVED INFORMATION   2/19/04

[$470,000,000]

Loan Group 1 Senior Bonds Offered

(Approximate)

[$800,000,050]

Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2004-2

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[TBD]

Trustee

The information contained in the attached materials is referred to as the “Information”.

The Information has been provided by Credit Suisse First Boston.  Neither the Issuer of the certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the Information herein.  The Information contained herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.

The Information contained herein will be superseded by the description of the mortgage pool contained in the prospectus supplement relating to the certificates.

The Information addresses only certain aspects of the applicable certificate’s characteristics and thus does not provide a complete assessment.  As such, the Information may not reflect the impact of all structural characteristics of the certificate.  The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances.

Although a registration statement (including the prospectus) relating to the certificates discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the certificates discussed in this communication has not been filed with the Securities and Exchange Commission.  This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any offer or sale of the certificates discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.  Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the certificates discussed in this communication for definitive Information on any matter discussed in this communication.  Any investment decision should be based only on the data in the prospectus and the prospectus supplement (“Offering Documents”) and the then current version of the Information.  Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current.  A final prospectus and prospectus supplement may be obtained by contacting the Credit Suisse First Boston Trading Desk at (212) 538-8373.

CSFB

           CREDIT SUISSE FIRST BOSTON

HOME EQUITY ASSET TRUST 2004-2

Statistical Collateral Summary – Aggregate Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 3/01/04 cutoff date.  Approximately 7.4% of the mortgage loans do not provide for any payments of principal in the first two, three or five years following origination.  The final numbers will be found in the prospectus supplement.   Thirty day delinquencies and sixty day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Fixed Rate Collateral

		Total
	No of	Scheduled			WA OLTV
Current Rate (%)	Loans	Balance	%	WAC (%)	(%)	WA FICO
0.01 - 5.50	4	920,922	0.6	5.31	69.3	735
5.51 - 6.00	30	6,185,591	3.9	5.81	68.7	690
6.01 - 6.50	81	16,933,718	10.6	6.37	78.8	668
6.51 - 7.00	175	34,516,471	21.6	6.82	78.4	672
7.01 - 7.50	184	30,243,382	18.9	7.32	79.1	676
7.51 - 8.00	186	26,422,620	16.5	7.81	78.3	644
8.01 - 8.50	120	16,431,397	10.3	8.35	81.3	644
8.51 - 9.00	80	8,200,759	5.1	8.81	83.2	604
9.01 - 9.50	47	4,707,308	2.9	9.31	86.9	621
9.51 - 10.00	44	3,435,810	2.2	9.79	92.4	639
10.01 - 10.50	26	1,673,213	1.0	10.39	94.6	650
10.51 - 11.00	60	3,203,762	2.0	10.86	98.2	642
11.01 - 11.50	22	994,020	0.6	11.38	97.0	629
11.51 - 12.00	84	2,292,565	1.4	11.88	97.4	618
12.01 - 12.50	35	1,047,815	0.7	12.35	98.7	639
12.51 - 13.00	53	1,919,589	1.2	12.86	99.0	649
13.01 - 13.50	14	601,340	0.4	13.16	100.0	633
Total:	1,245	159,730,281	100.0	7.73	80.6	658

Adjustable Rate Collateral

		Total
	No of	Scheduled			WA OLTV
ARM Current Rate (%)	Loans	Balance	%	WAC (%)	(%)	WA FICO
0.01 - 5.50	85	20,222,604	3.2	5.24	81.2	676
5.51 - 6.00	202	44,743,815	7.0	5.84	78.4	666
6.01 - 6.50	401	86,542,909	13.5	6.34	79.3	651
6.51 - 7.00	736	135,015,174	21.1	6.83	80.4	643
7.01 - 7.50	657	113,619,849	17.8	7.31	81.0	629
7.51 - 8.00	593	93,711,128	14.7	7.82	81.5	604
8.01 - 8.50	432	61,328,570	9.6	8.30	81.2	601
8.51 - 9.00	384	51,828,913	8.1	8.81	81.6	592
9.01 - 9.50	125	15,483,745	2.4	9.29	79.9	578
9.51 - 10.00	92	9,554,419	1.5	9.78	80.0	571
10.01 - 10.50	30	3,238,133	0.5	10.27	76.2	561
10.51 - 11.00	23	2,459,075	0.4	10.79	74.5	540
11.01 - 11.50	8	698,495	0.1	11.25	70.1	550
11.51 - 12.00	4	348,534	0.1	11.67	71.9	546
12.01 - 12.50	2	129,353	0.0	12.18	70.0	522
Total:	3,774	638,924,715	100.0	7.32	80.5	627

CSFB

           CREDIT SUISSE FIRST BOSTON

HOME EQUITY ASSET TRUST 2004-2

Statistical Collateral Summary – Loan Group 1

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 3/01/04 cutoff date.   Approximately 4.5% of the group 1 mortgage loans do not provide for any payments of principal in the first two, three or five years following origination.  The final numbers will be found in the prospectus supplement.   Thirty day delinquencies and sixty day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Fixed Rate Collateral

		Total
	No of	Scheduled			WA OLTV
Current Rate (%)	Loans	Balance	%	WAC (%)	(%)	WA FICO
0.01 - 5.50	3	498,292	0.4	5.20	67.9	737
5.51 - 6.00	21	3,802,386	3.4	5.83	67.8	675
6.01 - 6.50	55	9,783,739	8.7	6.36	78.5	678
6.51 - 7.00	123	22,423,448	20.0	6.84	78.5	680
7.01 - 7.50	141	22,037,055	19.7	7.32	79.2	674
7.51 - 8.00	156	21,984,381	19.7	7.80	78.0	640
8.01 - 8.50	99	13,157,353	11.8	8.35	80.2	640
8.51 - 9.00	60	5,926,331	5.3	8.79	80.3	606
9.01 - 9.50	35	3,100,110	2.8	9.30	83.7	608
9.51 - 10.00	30	2,252,092	2.0	9.76	89.9	619
10.01 - 10.50	22	1,260,924	1.1	10.35	94.1	653
10.51 - 11.00	38	1,375,256	1.2	10.88	97.6	626
11.01 - 11.50	16	522,442	0.5	11.38	94.4	624
11.51 - 12.00	62	1,381,109	1.2	11.89	97.0	617
12.01 - 12.50	29	655,150	0.6	12.38	98.2	639
12.51 - 13.00	42	1,250,733	1.1	12.87	99.3	645
13.01 - 13.50	12	438,498	0.4	13.17	100.0	634
Total:	944	111,849,297	100.0	7.74	80.0	656

Adjustable Rate Collateral

		Total
	No of	Scheduled			WA OLTV
Current Rate (%)	Loans	Balance	%	WAC (%)	(%)	WA FICO
0.01 - 5.50	58	11,822,486	2.6	5.21	81.9	680
5.51 - 6.00	144	27,149,247	6.1	5.85	78.1	660
6.01 - 6.50	302	55,903,629	12.5	6.34	78.8	647
6.51 - 7.00	611	99,777,382	22.2	6.84	80.2	642
7.01 - 7.50	540	85,821,287	19.1	7.32	80.7	629
7.51 - 8.00	498	70,896,616	15.8	7.82	81.6	604
8.01 - 8.50	381	50,497,516	11.3	8.30	81.5	603
8.51 - 9.00	244	30,856,250	6.9	8.76	83.0	609
9.01 - 9.50	44	6,102,308	1.4	9.28	80.9	602
9.51 - 10.00	62	6,507,270	1.5	9.76	79.8	567
10.01 - 10.50	15	1,503,471	0.3	10.21	80.0	577
10.51 - 11.00	10	1,129,688	0.3	10.78	74.2	545
11.01 - 11.50	3	152,004	0.0	11.43	62.8	537
11.51 - 12.00	4	348,534	0.1	11.67	71.9	546
12.01 - 12.50	2	129,353	0.0	12.18	70.0	522
Total:	2,918	448,597,040	100.0	7.32	80.6	627